Final Version Approved as of December 12, 2022

Name:
Number of Restricted Stock Units:
Date of Grant:
Vesting Date:	Earlier of the first anniversary of the Date of Grant or the date of the next annual meeting of stockholders

HILLMAN SOLUTIONS CORP. 2021 EQUITY INCENTIVE PLAN
Restricted Stock Unit Agreement (Non-Employee Directors)
This agreement (this “Agreement”) evidences a grant (the “Award”) of Restricted Stock Units (“RSUs”) by Hillman Solutions Corp. (the “Company”) to the individual named above (the “Participant”), pursuant to and subject to the terms of the Hillman Solutions Corp. 2021 Equity Incentive Plan (as from time to time amended and in effect, the “Plan”). Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.
1. Grant of RSUs. On the date set forth above (the “Date of Grant”), the Company granted to the Participant the number of RSUs set forth above, giving the Participant the conditional right to receive, without payment and pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, one share of Stock (a “Share”) with respect to each RSU subject to this Award, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.
The RSUs are granted to the Participant in connection with the Participant’s service as a Director.
2. Vesting. Unless earlier terminated, forfeited, relinquished or expired, the RSUs will vest, subject to the Participant remaining in continuous Employment from the Date of Grant through the applicable vesting date.
3. Cessation of Employment. If the Participant’s Employment ceases for any reason, except as expressly provided for in a written agreement between the Participant and the Company or one of its affiliates that is in effect at the time of such cessation of Employment, the RSUs, to the extent not then vested, will be immediately forfeited for no consideration.
4. Delivery of Shares. Except as otherwise provided under the Company’s Non-Employee Director Deferred Compensation Program, the Company shall, as soon as practicable upon the vesting of any RSUs (but in no event later than thirty (30) days following the date on which such RSUs vest), effect delivery of the Shares with respect to such vested RSUs to the Participant (or, in the event the RSUs have passed to the estate or beneficiary of the Participant or a permitted transferee, to such estate or beneficiary or permitted transferee).
5. Restrictions on Transfer. The RSUs may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.
6. Forfeiture; Recovery of Compensation. By accepting, or being deemed to have accepted, the RSUs, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee, with respect to the RSUs, including the right to any Shares acquired in respect of the RSUs and any amounts received in respect thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). The Participant further agrees to be bound by the terms of any applicable clawback or recoupment policy and any stock ownership guidelines of, or established by, the Company. Nothing in the preceding sentence will be construed as limiting the general application of Section 8 of this Agreement.
7. Taxes. The Participant is responsible for satisfying and paying all taxes arising from or due in connection with the Award, its vesting and/or settlement and any disposition of any Shares acquired upon the vesting of the Award. The Company will have no liability or obligation related to the foregoing.
8. Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the

Final Version Approved as of December 12, 2022
Date of Grant has been made available to the Participant. By accepting, or being deemed to have accepted, the Award, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.
9. Acknowledgements. The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.
[Signature page follows.]
The Company, by its duly authorized officer, and the Participant have executed this Agreement.
HILLMAN SOLUTIONS CORP.
By: _____________________________
Name: ___________________________
Title: ____________________________
Agreed and Accepted:
By: _____________________________ [Participant’s Name]

Signature Page to Restricted Stock Unit Agreement